SONO-TEK CORPORATION
                                  2012 Route 9W
                             Milton, New York 12547

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                 AUGUST 22, 2002

The 2002 Annual Meeting of Shareholders of Sono-Tek Corporation (the "Company") will be held at the Company's offices at 2012 Route 9W, Milton, NY 12547 on August 22, 2002 at 10:00 A.M., local time, for the following purposes:

1. To elect two (2) Directors of the Company to serve until the 2004 Annual Meeting of Shareholders of the Company.

2. To ratify the appointment of Radin, Glass & Co., LLP as the Company's independent auditors for the fiscal year ending February 28, 2003. 3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June 21, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Milton, New York 12547 during ordinary business hours until the meeting.


Claudine Y. Corda, Secretary


                               Dated: July 8, 2002


             YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

          PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

                             POSTAGE PAID ENVELOPE.

                              SONO-TEK CORPORATION
                                  2012 Route 9W
                             Milton, New York 12547

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 22, 2002

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders of the Company to be held on August 22, 2002.

All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such proxy will be voted
(i) FOR approval of the election of each of the individuals nominated as Directors set forth herein, and (ii) FOR the ratification of the appointment of Radin,Glass & Co., LLP as the Company's auditors for the fiscal year ending February 28, 2003. A shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the 2002 Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

Abstentions will be treated as shares present and entitled to vote for quorum purposes but as not voted for purposes of determining the approval of any matters submitted to the shareholders for a vote. Except as otherwise provided by law or by the Company's certificate of incorporation or bylaws, abstentions will not be counted in determining whether a matter has received a majority of votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Broker non-votes are not counted for quorum purposes.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 2002 Annual Report to Shareholders are intended to be mailed on or about July 23, 2002 to shareholders of record at the close of business on June 21, 2002. At said record date, the Company had 9,105,422 outstanding shares of common stock.

                          ITEM 1. ELECTION OF DIRECTORS

The Board of Directors is divided into two classes. The Directors in each class are to serve for a term of two years, and until their respective successors are duly elected and qualify. Two (2) Directors will be elected at the Annual Meeting by plurality vote to hold office until the Company's 2004 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. On all matters that may properly come before the 2002 Annual Meeting, each share has one vote. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTORS

Nominees for election to term expiring 2004

The following two persons, each of whom is currently serving as a Director, are nominated for election as Directors of the Company to hold office until the Company's 2004 Annual Meeting of Shareholders.

SAMUEL SCHWARTZ, 82, has been a Director of the Company since August 1987, and was Chairman of the Board from February 1993 to May 1999. In April 2001, he accepted the position as Acting Chairman of the Board and Chairman in August 2001. From 1959 to 1992, he was the Chairman and Chief Executive Officer of Krystinel Corporation, a manufacturer of ceramic magnetic components used in electronic circuitry. He received a B.CH.E. from Rensselaer Polytechnic Institute in 1941 and a M.CH.E. from New York University in 1948.

J. DUNCAN URQUHART, 48, has been the Treasurer of the Company since August 2001, and has been a Director of the Company since September 1988. Since January 1999, he has been a Consultant Associate with Resources Connection, which provides contract accounting services. From October 1997 to December 1998, Mr. Urquhart was Director of Business Operations at The Gun Parts Corporation, an international supplier of gun parts. Prior to his resignation from Sono-Tek in October 1997, he was Controller of the Company from January 1988, and Treasurer of the Company from September 1988.

DIRECTORS CONTINUING AS DIRECTOR

The following three persons named below are currently serving as Directors of the Company. Their term expires at the 2003 Annual Meeting of Shareholders.

DR.HARVEY L. BERGER, 64, has been a Director of the Company since June 1975. He was President of the Company from November 1981 to September 1984 and from September 1985 until April 2001. From September 1986 to September 1988, he also served as Treasurer. He was Vice Chairman of the Company from March 1981 to September 1985. Dr. Berger holds a Ph.D. in physics from Rensselaer Polytechnic Institute and is a member of the Marist College Advisory Board.

DR. CHRISTOPHER L. COCCIO, 61, has been a Director of the Company since June 1998. From 1964 to 1996, he held various engineering, sales, marketing and management positions at General Electric Company, with P&L responsibilities for up to $100 million in sales and 500 people throughout the United States. His business experience includes both domestic and international markets and customers. He founded a management consulting business in 1996, and worked with the New York State Assembly's Legislative Commission on Science and Technology from 1996 to 1998. In 1998 he began to work with Accumetrics Associates, Inc., a manufacturer of digital wireless telemetry systems, as Vice President of Business Development and member of the Board of Advisors. Dr. Coccio received a B.S.M.E. from Stevens Institute of Technology, a M.S.M.E. from the University of Colorado, and a Ph.D. from Rensselaer Polytechnic Institute in Chemical Engineering. He was appointed President and Chief Executive Officer of Sono-Tek on April 30, 2001.

JEFFREY SPIEGEL, 43, has been a Director of the Company since November 2000. He is the President and Chief Executive Officer of Randa Corp., a position he has held since 1986. Randa Corp. is an international men's accessory company. Mr. Spiegel received a B.A. from Brandeis University in 1979.

Directors are presently paid no fee for their service as directors. Commencing March 1, 2002, each outside Director will be reimbursed $100 per Board of Directors meeting they attend for travel expenses. In May 1999, the Company's Board of Directors adopted a program to award its non-employee directors 10,000 stock options in consideration of each year of service to the Company to commence with the 1999 election of Directors. On August 23, 2001, Jeffrey Spiegel, a non-employee director, was elected to the Board of Directors. He received 20,000 stock options, at market value, which vest 50% after the completion of one year of service and 50% after completion of the second year of service.

The Board of Directors held fourteen meetings in the fiscal year ended February 28, 2002. No incumbent Director attended fewer than 75% of the aggregate of meetings of the Board and committee meetings of which he was a member.

The Board of Directors has a nominating committee to research and determine candidates for nomination as Directors of the Company (the "Nominating Committee"). The Nominating Committee presently consists of Messrs. Schwartz and Urquhart. The Nominating Committee did not meet during the fiscal year ended February 28, 2002. The Nominating Committee will consider nominees recommended by shareholders; no special procedure needs to be followed in submitting such recommendation.

The Company's Board of Directors has formed an Audit Committee composed of Messrs. Schwartz, Spiegel and Urquhart, all Directors of the Company. For the fiscal year commencing March 1, 2002, the Chairman of the Audit Committee will be reimbursed $500 per annum for services provided. The Audit Committee is responsible for (i) selecting an independent public accountant for ratification by the stockholders, (ii) reviewing material accounting items affecting the consolidated financial statements of the Company, and (iii) reporting its findings to the Board of Directors. The Audit Committee met four (4) times during the fiscal year ended February 28, 2002.






EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company for Fiscal Years ended February 28, 2002, 2001 and 2000, for each named officer of the Company. No other executive officer received aggregate remuneration that equaled or exceeded $100,000 for the Fiscal Years ended February 28, 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                   Long Term
                              Annual Compensation  Compensation
                                                   Awards,
                                                   Securities
Nmae and                                           Underlying    All Other
Principal Position       Year  Salary($) Bonus($)  Options (#) Compensation ($)1
--------------------------------------------------------------------------------

Dr. Christopher L. Coccio  2002 $92,354   $40,000       0         $178
CEO, President and
Director(2)

R. Stephen Harshbarger     2002 $90,519    $5,000       0          $207
Vice President             2001 $102,487        0       0        $2,695
                           2000  $91,357        0       0        $1,533

1 Dollar amounts are Company contributions under the Company's retirement plan. 2 Dr. Coccio became an employee of the Company as of May 7, 2001.

STOCK OPTION PLAN

The Company has in effect the 1993 Stock Incentive Plan, as amended (the "1993 Plan"). As of June 21, 2002 there were outstanding options to purchase an aggregate of 835,062 shares of common stock at prices ranging from $.09 to $1.625 per share and 664,938 shares were reserved for option grants.

The following table sets forth information regarding option grants made during the last completed fiscal year for each named officer of the Company.

                      Option/SAR Grants in Last Fiscal Year

                                       Percent
                          Number of    of total
                          Securities   options/SARs
                          Underlying   granted to     Exercise or
                          Options/SARs employees in   base price  Expiration
Name                      granted (#)  fiscal year    ($/Share)     Date
------------------------- ------------ -------------  ----------- -----------
Dr. Christopher L. Coccio   100,000          27%         $.29        05/07/11
                            100,000          27%         $.19        12/20/11

R. Stephen Harshbarger       15,000           4%         $.19        12/20/01

Shown below is information with respect to exercises of stock options during the last completed fiscal year by the executive officer named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL  YEAR AND FISCAL  YEAR END OPTION
VALUES
                                       Number of Securities      Value of
                                           Underlying           Unexercised
                                      Unexercised Options  In-the Money Options
                                      At Fiscal Year End    At Fiscal Year End
                     Shares                   (#)                 ($)
                     Acquired         -------------------  -------------------
                        on     Value
Name                 Exercise Realized Exercis- Unexercis- Exercis- Unexercis-
                        (#)     ($)       able     able       able     able
                     -------- -------- -------- ---------- -------- ----------
Dr. Christopher Coccio  0        0       95,001  124,999    $9,750    $26,250

R. Stephen Harshbarger  0        0       43,000   22,000    $2,260     $5,620





Description of 401 (k) Plan

Effective April 1, 2000, the Company instituted the Sono-Tek Corporation 401(k) Plan ("401(k) Plan") for employees of the Company, its subsidiaries and affiliates pursuant to the Internal Revenue Code. Under the 401(k) Plan an eligible employee could elect to make a salary reduction of up to 20% of his compensation as defined in the plan. From April 2000 through March 2001 the
Company made a contribution equal to a maximum of 3% of the employee's compensation, depending upon a matching formula. This contribution was suspended in April 2001. In January 2001 the Company instituted a matching of up to 1% of an employee's compensation, depending upon a matching formula. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation.

Board Report on Executive Compensation

The compensation of the executive officers of the Company is set by the Company's Board of Directors based upon the recommendations of the Compensation Committee which is composed of Messrs. Schwartz, Spiegel and Urquhart, all Directors of the Company. The Compensation Committee met three times during Fiscal Year 2002. Compensation is set at levels believed to be competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. The Compensation Committee serves an advisory function only. See Compensation Committee Interlocks and Insider Participation.

Compensation Committee Interlocks and Insider Participation

The Company's Board of Directors has a Compensation Committee composed of Messrs. Schwartz, Spiegel and Urquhart, all Directors of the Company. However, the Compensation Committee serves an advisory function only. All decisions regarding compensation are made by the full Board of Directors, including Drs. Berger and Coccio, who could participate in decisions regarding the compensation of the Company's executive officers, including their own.

Performance Graph

The graph below compares five-year cumulative total return for a shareholder investing $100 in the Company on February 28, 1997, with the Standard & Poor's 500 Composite Index, a performance indicator of the overall stock market, and the Standard & Poor's 500 Industrials, an index of the Company's peer groups, assuming reinvestment of all dividends.

--------------------------------------------------------------------------------
                      1997    1998     1999     2000    2001    2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
S&P 500 INDEX         $100    $135     $162     $181    $166    $150
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SP 500 - INDUSTRIALS  $100    $132     $137     $144     $172   $161
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Sono-Tek Corporation  $100    $200      $67     $767     $137   $112
--------------------------------------------------------------------------------



Beneficial Ownership of Shares

The following information is furnished as of June 21, 2002, to indicate beneficial ownership of the Company's Common Stock by each Director, by each named executive officer who has a salary and bonus in excess of $100,000, by all Directors and executive officers as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, the named person has sole voting and investment power.


 Name (and address if                                  Amount
   more than 5%) of                                 Beneficially
   Beneficial owner                                    Owned           Percent
----------------------                             --------------  -------------
Directors and Officers
     *Dr. Harvey L. Berger                            366,700(1)         4.0%
     *Dr. Christopher L. Coccio                       261,000(2)         2.8%
     * R. Stephen Harshbarger                          65,000(3)          **
     *Samuel Schwartz                                 997,083(4)        10.6%
     *Jeffrey O. Spiegel                              126,777(5)         1.4%
     *J. Duncan Urquhart                               40,000(6)          **
                                                    ----------       ---------
All Executive Officers and Directors as a Group     1,856,560(7)        18.9%

Additional 5% owners
     Herbert Spiegel                                   513,692           5.6%
     425 East 58th Street
     New York, NY  10022

     Norwood Venture Corporation                     2,077,777(8)       18.6%
     C/o Danziger & Co.
     1430 Broadway, Suite 1107
     New York, NY  10018

*c/o Sono-Tek Corporation, 2012 Route 9W, Milton, NY  12547.
** Less than 1%

1 Includes 4,000 shares in the name of Dr. Berger's wife and 45,000 options deemed exercisable issued under the 1993 Plan.

2  Includes 220,000 options deemed exercisable issued under the 1993 Plan.

3  Includes 65,000 options deemed exercisable issued under the 1993 Plan.

4 Includes 300,000 warrants deemed exercisable awarded by the Board of Directors in May 1999 and 20,000 options deemed exercisable issued under the 1993 Plan.

5 Assumes the exercise of a warrant Mr. Spiegel received upon conversion of a secured subordinated promissory note, which warrant is exercisable at $.65 per share for an additional 28,560 shares of Common Stock and 20,000 options deemed exercisable issued under the 1993 Plan.

6  Includes 40,000 options deemed exercisable issued under the 1993 Plan.

7 Includes 410,000 options deemed exercisable issued under the 1993 Plan, 300,000 warrants deemed exercisable awarded by the Board of Directors in May 1999, and 28,560 warrants deemed exercisable issued upon conversion of secured subordinated promissory note.

8 Includes 1,100,000 warrants deemed exercisable issued on September 30, 1999, 244,444 warrants deemed exercisable issued on December 20, 2000, and 733,333 warrants deemed exercisable issued on April 30, 2001, all in conjunction with a loan, as amended, made to the Company.

Certain Transactions

Norwood loans - On April 30, 2001, in order to induce the advance of an additional $300,000 by Norwood Venture Corp. ("Norwood"), certain of the Company's directors, an officer and an affiliate of the Company participated in the amount of $216,750 in the additional mezzanine financing. Interest expense of $24,500 was paid to Norwood and forwarded to these individuals during Fiscal Year 2002.

Short term loans - From time to time the Company has required short term loans to meet its cash requirements. Employees have made advances to the Company in order to purchase raw materials and pay operating expenses.

At Fiscal Year End 2002, loans from directors, former officers and related parties in the amount of $286,084 plus accrued interest of $62,728 were formalized into four-year notes bearing interest at 5% on the unpaid balance. Repayments of these notes on a monthly basis commenced March 31, 2002. Earlier during the year, related party loans in the amount of $146,000 were repaid with interest. The total interest charge for related party notes was $25,653 for the fiscal year ended February 28, 2002.

Consulting agreement -
At February 28, 2002 prior years' consulting fees of $69,076 recorded from 1993 to 1996 to the Company's Chairman of the Board have been reclassified as long-term. Accordingly, $4,145 in interest expense has been imputed and charged to paid-in capital. At February 28, 2001, this liability is included in accrued expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware that any reports required by Section 16(a) were not filed on a timely basis.

                 ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Radin, Glass & Co., LLP, Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 28, 2003. In the event of a negative vote, the Board of Directors will reconsider its election.

THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  SHAREHOLDERS   VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF RADIN, GLASS & CO., LLP.

                              ITEM 3. OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholders Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2003) under SEC Rule 14a-8 must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting (expected to be mailed in mid-July 2003) not later than March 13, 2003.

Notice of shareholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by June 8, 2003. The discretionary authority described above with respect to other matters coming before the meeting will be conferred with respect to any such untimely matters.

July 8, 2002

               FORM OF PROXY CARD                               Please mark your
                                                                votes as in this
                                                                example

                     FOR all nominees                  WITHHOLD AUTHORITY
                     listed at right                   to vote for all
                     (except as marked)                nominees listed at right

                                                          Nominees:
1.  The election of two (2)                               Samuel Schwartz
     Directors of the Company.                            J. Duncan Urquhart


(INSTRUCTION: To withhold authority to vote for any
individual nominee, strike a line through the nominee's
name in the list to the right)
                                                     FOR    AGAINST      ABSTAIN

2. Ratify the appointment of Radin, Glass & Co., LLP as the Company's independent auditors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated July 8, 2002.

SIGNATURE(S): __________________________ Date: ___________
                                         (Signature)

SIGNATURE(S): __________________________ Date: ___________
                                  (Signature if held jointly)

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              SONO-TEK CORPORATION
                      2012 Route 9W, Milton, New York 12547
           This Proxy is  solicited  on behalf of the Board of  Directors

The undersigned shareholder(s) of Sono-Tek Corporation, a corporation under the laws of the State of New York, hereby appoints Dr. Christopher L. Coccio and J. Duncan Urquhart as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of Sono-Tek Corporation, which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held the offices of the Company, 2012 Rte. 9W, Milton, New York 12557, at 10:00 A.M., New York time, on August 22, 2002, or any adjournment thereof. The Board of Directors recommends a vote FOR the proposals on the reverse side.

                     IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE